UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported previously in the Quarterly Report on Form 10-Q for Nova LifeStyle, Inc. (the “Company”), filed on May 15, 2013, the company completed the acquisition of Bright Swallow International Group Limited, a British Virgin Island corporation (the “BSI”) on April 24, 2013 pursuant to a Stock Acquisition Agreement (the “Agreement”) with Mr. Zhu Wei, a citizen of Hong Kong and sole shareholder of Bright Swallow International Group Limited ( “Seller” ).  The Agreement was previously reported on Form 8-K filed on March 26, 2013.

This Form 8-K supplements the Form 10-Q filed on May 15, 2013, to include BSI’s audited financial statements for the year ended December 31, 2012, an unaudited balance sheet for the three months ended March 31, 2013 and unaudited statements of income and cash flows for each of the three months ended March 31, 2013 and March 31, 2012 as required by Item 9.01(a) of Form 8-K, and the unaudited pro forma consolidated financial information related to the BSI acquisition required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired

The audited financial statements of BSI for the year ended December 31, 2012 and unaudited balance sheet of BSI as of March 31, 2013 and statements of income and cash flows for the three months ended March 31, 2013 and 2012, are incorporated herein by reference to Exhibits 99.1 and 99.2 of this Current Report on Form 8-K.

(b) Pro Forma Information Pro-forma financial information

Our unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2012 and for the three months ended March 31, 2013 are incorporated herein by reference to Exhibit 99.3 of this Current Report on Form 8-K, and are based on the historical financial statements of the Company and BSI.

(d) Exhibits.

Exhibit No.	Description of Document

99.1	Audited financial statements of Bright Swallow International Group Limited for the year ended December 31, 2012

99.2	Unaudited balance sheet of Bright Swallow International Group Limited as of March 31, 2013 and statements of income and cash flows for the three months ended March 31, 2013 and March 31, 2012

99.3	Unaudited pro forma condensed consolidated financial statements as of March 31, 2013, for the year ended December 31, 2012 and for the three months ended March 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	August 1, 2013	By:	/s/ Ya Ming Wong
		Name:	Ya Ming Wong
		Title:	Chief Executive Officer